 Filed Pursuant to 424(b)(5)
 Registration No. 333-237094
PROSPECTUS SUPPLEMENT
(to Prospectus dated March 11, 2020)
6,500,000 Shares
Novavax, Inc.
Common Stock

We are offering 6,500,000 shares of our common stock. Our common stock is listed on The Nasdaq Global Select Market under the symbol “NVAX”. The last reported sale price of our common stock on the Nasdaq Global Select Market on December 15, 2022 was $11.32 per share.
You should read this prospectus supplement and the accompanying prospectus, including any information incorporated herein by reference, carefully before you invest.
Concurrently with this offering of shares of common stock, we are offering 5.00% Convertible Senior Notes due 2027 (the “notes”) in the aggregate principal amount of $150 million (or $175.25 million if the initial purchasers of such offering (the “initial purchasers”) exercise in full their option to purchase additional notes) to qualified institutional buyers (“QIBs”), in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a separate offering memorandum (the “Concurrent Convertible Notes Offering”). Neither the completion of this offering nor the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. See “Description of Concurrent Convertible Notes Offering” for a summary of the terms of the notes and a further description of the Concurrent Convertible Notes Offering.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described under the heading “RISK FACTORS” beginning on page S-10 of this prospectus supplement and page 2 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$10.00	$65,000,000
Underwriting discount and commissions(1)	$0.60	$3,900,000
Proceeds, before expenses, to us	$9.40	$61,100,000

(1)
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”

The underwriters also may purchase up to an additional 975,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions payable by us, within 30 days from the date of this prospectus supplement.
The underwriters are offering the common stock as set forth under “Underwriting.” The underwriters expect to deliver the shares to the investors on or about December 20, 2022.
Joint Book-Running Managers
J.P. Morgan Jefferies Cowen
Co-Lead Managers
B. Riley SecuritiesH.C. Wainwright & Co.
The date of this Prospectus Supplement is December 15, 2022

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares of common stock being offered and other information you should know before investing in these securities.
You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “the Company,” “Novavax,” “we,” “us” and “our” refer to Novavax, Inc.

PROSPECTUS SUPPLEMENT SUMMARY
The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus supplement and accompanying prospectus carefully, as well as the documents incorporated by reference and any free writing prospectus we provide to you, including the information referred to under the heading “Risk Factors”.
In addition, any reference to or description of our Concurrent Convertible Notes Offering herein is wholly subject to a separate offering memorandum pursuant to which our notes are being offered, and you should not rely on this prospectus supplement or the accompanying prospectus in making an investment decision to purchase our notes. The notes are being offered only to QIBs pursuant to such offering memorandum.
Overview
Novavax, Inc., together with our wholly-owned subsidiaries, is a biotechnology company that promotes improved health globally through the discovery, development, and commercialization of innovative vaccines to prevent serious infectious diseases. Our proprietary recombinant technology platform harnesses the power and speed of genetic engineering to efficiently produce highly immunogenic nanoparticle vaccines designed to address urgent global health needs.
Our vaccine candidates are genetically engineered nanostructures of conformationally correct recombinant proteins that mimic those found on natural pathogens. This technology enables the immune system to recognize the right target proteins from different angles and develop protective antibodies. We believe that our vaccine technology may lead to the induction of a differentiated immune response that may be more efficacious than naturally occurring immunity or other vaccine approaches. Our vaccine candidates also incorporate our proprietary saponin-based Matrix-M™ adjuvant to enhance the immune response and stimulate higher levels of functional antibodies and induce a cellular immune response.
We have developed a COVID-19 vaccine (“NVX-CoV2373”), and are developing an influenza vaccine candidate, a COVID-19-Influenza Combination vaccine candidate, and additional vaccine candidates, including for Omicron subvariants (NVX-CoV2515 for Omicron BA.1 specific vaccine), and bivalent formulations with prototype vaccine (NVX-CoV2373). NVX-CoV2373 has received approval, interim authorization, provisional approval, conditional marketing authorization, and emergency use authorization from multiple regulatory authorities globally for both adult and adolescent populations as a primary series and for both homologous and heterologous booster indications. In addition to COVID-19 and seasonal influenza, our other areas of focus include respiratory syncytial virus and malaria.
Novavax was incorporated in 1987 under the laws of the State of Delaware. Our principal executive offices are located at 21 Firstfield Road, Gaithersburg, Maryland, 20878. Our telephone number is (240) 268-2000 and our website address is www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement or the accompanying prospectus.
For additional information about us, please refer to other documents we have filed with Securities and Exchange Commission (the “SEC” or the “Commission”) and that are incorporated by reference into this prospectus supplement, as listed under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Concurrent Convertible Notes Offering
Concurrently with this offering of shares of common stock, we are offering 5.00% Convertible Senior Notes due 2027 (the “notes”) in the aggregate principal amount of $150 million (or $175.25 million if the initial purchasers in that offering exercise in full their option to purchase additional notes) to QIBs, pursuant to a separate offering memorandum in the Concurrent Convertible Notes Offering.
Neither the completion of this offering nor the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes

Offering will be completed on the terms described herein, or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. See “Description of Concurrent Convertible Notes Offering” for a summary of the terms of the notes and a further description of the Concurrent Convertible Notes Offering.
Recent Developments
Amended and Restated UK Supply Agreement
The Company is party to an Amended and Restated SARS-CoV-2 Vaccine Supply Agreement, dated as of July 1, 2022, with The Secretary of State for Business, Energy, and Industrial Strategy (as assigned to the UK Health Security Agency), acting on behalf of the government of the United Kingdom of Great Britain and Northern Ireland (the “Authority”), as amended on September 26, 2022 (the “Amended and Restated UK Supply Agreement”), which amended and restated in its entirety the SARS-CoV-2 Vaccine Supply Agreement, dated October 22, 2020, between the parties (the “Original UK Supply Agreement”). Under the Original UK Supply Agreement, the Authority agreed to purchase 60 million doses of the Company’s vaccine candidate for the SARS-CoV-2 virus (the “Vaccine”) and made an upfront payment to the Company.
As previously reported, under the terms of the Amended and Restated UK Supply Agreement, the Authority agreed to purchase a minimum of 1 million doses of Vaccine and up to an additional 15 million doses of Vaccine (the “Conditional Doses”) contingent on, and subject to reduction based on, the Company’s timely achievement of a supportive recommendation from the Joint Committee on Vaccination and Immunisation (the “JCVI”) that is approved by the UK Secretary of State for Health, with respect to use of Vaccine for (a) the general adult population as part of a SARS-CoV-2 vaccine booster campaign in the United Kingdom or (b) the general adolescent population as part of a SARS-CoV-2 vaccine booster campaign in the United Kingdom or as a primary series SARS-CoV-2 vaccination, excluding where that recommendation relates only to one or more population groups comprising less than one million members in the United Kingdom; and if the Authority does not purchase the Conditional Doses or the number of such Conditional Doses is reduced below 15 million doses of Vaccine, the Company would have to repay up to $225.0 million related to the upfront payment previously received from the Authority under the Original UK Supply Agreement.
As of November 30, 2022, the JCVI had not yet made a supportive recommendation with respect to the Vaccine, thereby triggering, under the terms of the Amended and Restated UK Supply Agreement, (i) a reduction of the number of Conditional Doses from 15 million doses of Vaccine to 7.5 million doses of Vaccine, which reduced number of Conditional Doses are contingent on, and subject to further reduction based on, the Company’s timely achievement by November 30, 2023 of a supportive recommendation from JCVI that is approved by the UK Secretary of State for Health as described in the paragraph above, and (ii) an obligation of the Company to repay $112.5 million related to the upfront payment previously received from the Authority under the Original UK Supply Agreement.
Stockholder Litigation
On November 12, 2021, Sothinathan Sinnathurai filed a purported securities class action in the U.S. District Court for the District of Maryland (the “Maryland Court”) against the Company and certain members of senior management, captioned Sothinathan Sinnathurai v. Novavax, Inc., et al., No. 8:21-cv-02910-TDC (the “Sinnathurai Action”). On January 26, 2022, the Maryland Court entered an order designating David Truong, Nuggehalli Balmukund Nandkumar, and Jeffrey Gabbert as co-lead plaintiffs in the Sinnathurai Action. The co-lead plaintiffs filed a consolidated amended complaint on March 11, 2022, alleging that the defendants made certain purportedly false and misleading statements concerning the Company’s ability to manufacture NVX-CoV2373 on a commercial scale and to secure NVX-CoV2373’s regulatory approval. The amended complaint defines the purported class as those stockholders who purchased Company securities between February 24, 2021 and October 19, 2021. On April 25, 2022, defendants filed a motion to dismiss the consolidated amended complaint. On December 12, 2022, the Maryland Court issued a ruling granting in part and denying in part defendants’ motion to dismiss. The Maryland Court dismissed all claims against two individual defendants and claims based on certain public statements challenged in the consolidated amended complaint. The Maryland Court denied the motion to dismiss as to the remaining claims and defendants, and directed the Company and other remaining defendants to answer within fourteen days.
After the Sinnathurai Action was filed, seven derivative lawsuits were filed: (i) Robert E. Meyer v. Stanley C. Erck, et al., No. 8:21-cv-02996-TDC (the “Meyer Action”), (ii) Shui Shing Yung v. Stanley C. Erck, et al., No. 8:21-cv-03248-TDC (the “Yung Action”), (iii) William Kirst, et al. v. Stanley C. Erck, et al., No. 8:22-cv-00024-TDC (the “Kirst Action”), (iv) Amy Snyder v. Stanley C. Erck, et al., No. 8:22-cv-01415-TDC (the “Snyder Action”), (v) Charles R. Blackburn, et al. v. Stanley C. Erck, et al., No. 1:22-cv-01417-TDC (the “Blackburn Action”), (vi) Diego J. Mesa v. Stanley C. Erck, et al. (the “Mesa Action”); and (vii) Sean Acosta v. Stanley C. Erck, et al. (the “Acosta Action”). The Meyer, Yung, Snyder, and Blackburn Actions were filed in the Maryland Court. The Kirst Action was filed in the Circuit Court for Montgomery County, Maryland, and shortly thereafter removed to the Maryland Court by the defendants. The Mesa and Acosta Actions were filed in the Delaware Court of Chancery (the “Delaware Court”). The derivative lawsuits name members of the Company’s board of directors and certain members of senior management as defendants. The Company is deemed a nominal defendant. The plaintiffs assert derivative claims arising out of substantially the same alleged facts and circumstances as the Sinnathurai Action. Collectively, the derivative complaints assert claims for breach of fiduciary duty, insider selling, unjust enrichment, violation of federal securities law, abuse of control, waste, and mismanagement. Plaintiffs seek declaratory and injunctive relief, as well as an award of monetary damages and attorneys’ fees.
On February 4, 2022, the Maryland Court entered an order consolidating the Meyer and Yung Actions (the “First Consolidated Derivative Action”). The plaintiffs in the First Consolidated Derivative Action filed their consolidated derivative complaint on April 25, 2022. On May 10, 2022, the Maryland Court entered an order granting the parties’ request to stay all proceedings and deadlines pending the earlier of dismissal or the filing of an answer in the Sinnathurai Action. On June 10, 2022, the Snyder and Blackburn Actions were filed. On October 5, 2022, the Maryland Court entered an order granting a request by the plaintiffs in the First Consolidated Derivative Action and the Snyder and Blackburn Actions to consolidate all three actions and appoint co-lead plaintiffs and co-lead and liaison counsel (the “Second Consolidated Derivative Action”). The co-lead plaintiffs in the Second Consolidated Derivative Action filed a consolidated amended complaint on November 21, 2022. On December 12, 2022, the parties to the Second Consolidated Derivative Action submitted to the Maryland Court a proposed briefing schedule for defendants’ anticipated motion to dismiss the consolidated amended complaint in that action. If approved, that proposed schedule would require defendants to file their anticipated motion to dismiss by February 10, 2023.
On July 21, 2022, the Maryland Court issued a memorandum opinion and order remanding the Kirst Action to state court. On December 6, 2022, the parties to the Kirst Action filed a stipulated schedule pursuant to which the plaintiffs are expected to file an amended complaint on December 22, 2022, and either of the parties will file a stipulated stay of the Kirst Action or the defendants will file a motion to stay the case by January 23, 2023.
On August 30, 2022, the Mesa Action was filed. On October 3, 2022, the Delaware Court entered an order granting the parties’ request to stay all proceedings and deadlines in the Mesa Action pending the earlier of dismissal of the Sinnathurai Action or the filing of an answer to the operative complaint in the Sinnathurai Action.
On December 7, 2022, the Acosta Action was filed. The plaintiff in the Acosta Action has not yet served the defendants with the complaint and summons.
On February 26, 2021, a Company stockholder named Thomas Golubinski filed a derivative complaint against members of the Company’s board of directors and members of senior management in the Delaware Court, captioned Thomas Golubinski v. Richard H. Douglas, et al., No. 2021-0172-JRS. The Company is deemed a nominal defendant. Golubinski challenged equity awards made in April 2020 and in June 2020 on the ground that they were “spring-loaded,” that is, made at a time when such board members or members of senior management allegedly possessed undisclosed positive material information concerning the Company. The complaint asserted claims for breach of fiduciary duty, waste, and unjust enrichment. The plaintiff sought an award of damages to the Company, an order rescinding both awards or requiring disgorgement, and an award of attorneys’ fees incurred in connection with the litigation. On May 10, 2021, the defendants moved to dismiss the complaint in its entirety. On June 17, 2021, the Company’s stockholders voted FOR ratification of the April 2020 awards and ratification of the June 2020 awards. Details of the ratification proposals are set forth in the Company’s Definitive Proxy Statement filed on May 3, 2021. The results of the vote were disclosed in the Company’s Current Report on Form 8-K filed on June 24, 2021. Thereafter, the plaintiff stipulated that, as a result of the outcome of the June 17, 2021 vote, the plaintiff no longer intends to pursue the lawsuit or any claim arising from the April 2020 and June 2020 awards. On August 23, 2021, the plaintiff filed a motion seeking an award of attorneys’ fees and expenses, to which the defendants filed an opposition. On October 18, 2022, the Delaware Court denied the plaintiff’s fee application in its entirety. Under a prior Delaware Court order, the case was automatically dismissed with prejudice upon denial of the plaintiff’s fee application. On November 14, 2022, Golubinski filed a Notice of Appeal in the Supreme Court of the State of Delaware, and the appeal is expected to be fully briefed by February 14, 2023.

THE OFFERING
The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of Our Capital Stock” and the documents referred to therein.
Issuer
Novavax, Inc.
Common stock offered
6.500,000 shares
Option to purchase additional shares
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 975,000 shares of our common stock.
Common stock to be outstanding after this offering
84,976,814 shares (or 85,951,814 shares, if the underwriters exercise in full their option to purchase additional shares).
Use of proceeds
We intend to use the net proceeds from this offering and, if consummated, the Concurrent Convertible Notes Offering, for general corporate purposes, which may include the continued global commercial launch of Nuvaxovid, repayments under our supply agreements, repayment or repurchase of a portion of the $325 million in outstanding principal amount of our 3.75% convertible senior unsecured notes due February 1, 2023 (the “Existing Convertible Notes”), working capital, capital expenditures, research and development expenditures, clinical trial expenditures, as well as acquisitions and other strategic purposes. See “Use of Proceeds.”
Concurrent notes offering
Concurrently with this offering of shares of common stock, we are offering the notes in the aggregate principal amount of $150 million (or $175.25 million if the initial purchasers of such offering exercise in full their option to purchase additional notes) to QIBs, pursuant to a separate offering memorandum in the Concurrent Convertible Notes Offering.
Neither the completion of this offering nor of the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all.
This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. See “Description of Concurrent Convertible Notes Offering” for a summary of the terms of the notes and a further description of the Concurrent Convertible Notes Offering.
Risk factors
Your investment in our common stock involves substantial risks. You should consider the matters referred to under the heading “Risk Factors” on page S-10 of this prospectus supplement, page 2 of the accompanying prospectus and the risk factors incorporated by reference from our filings with the SEC.
Nasdaq ticker symbol
NVAX

The number of shares of our common stock to be outstanding after this offering is based on 78,476,814 shares of our common stock outstanding as of September 30, 2022.
The number of shares of our common stock to be outstanding after this offering excludes the following, each as of September 30, 2022:
•
4,063,961 shares of our common stock reserved for issuance upon the exercise of outstanding stock options and stock appreciation rights at a weighted average exercise price of $47.82 per share;

•
1,439,008 shares of our common stock reserved for issuance upon the vesting of restricted stock units;

•
655,934 shares of our common stock reserved for issuance under our Employee Stock Purchase Plan;

•
4,621,239 shares of our common stock reserved for issuance under our 2015 Stock Incentive Plan, as amended;

•
approximately 2,385,800 shares of our common stock reserved for issuance upon conversion of our Existing Convertible Notes; and

•
Any shares of our common stock that may be issuable upon conversion of the notes being offered by us in the Concurrent Convertible Notes Offering.

Unless otherwise stated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares or to purchase additional notes in the Concurrent Convertible Notes Offering.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference include forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements Such forward-looking statements include, without limitation, statements about our capabilities, goals, expectations regarding future revenue and expense levels, and capital raising activities, including our planned use of proceeds from this offering, and, if consummated, the Concurrent Convertible Notes Offering; our operating plans and prospects; potential market sizes and demand for our product candidates; the efficacy, safety, and intended utilization of our product candidates; the development of our clinical-stage product candidates and our recombinant vaccine and adjuvant technologies; the development of our preclinical product candidates; our expectations related to enrollment in our clinical trials; the conduct, timing, and potential results from clinical trials and other preclinical studies; plans for and potential timing of regulatory filings; our expectation of manufacturing capacity, timing, production, distribution, and delivery for our coronavirus vaccine candidate by us and our partners; our estimate of the number of individuals who may potentially be reached by NVX-CoV2373; our expectations with respect to the anticipated ongoing development and commercialization or licensure of NVX-CoV2373, including efforts to expand the NVX-CoV2373 label worldwide as a booster, and to various age groups and geographic locations, and our seasonal quadrivalent influenza vaccine, previously known as NanoFlu; the expected timing, content, and outcomes of regulatory actions; funding from the U.S. government partnership formerly known as Operation Warp Speed, the U.S. Department of Defense, and the Coalition for Epidemic Preparedness Innovations, and payments from the Bill & Melinda Gates Foundation; funding under our advance purchase agreements and supply agreements and amendments to, or termination of, any such agreement; our available cash resources and usage and the availability of financing generally; plans regarding partnering activities and business development initiatives; and other matters referenced herein. Generally, forward-looking statements can be identified through the use of words or phrases such as “believe,” “may,” “could,” “will,” “would,” “possible,” “can,” “estimate,” “continue,” “ongoing,” “consider,” “anticipate,” “intend,” “seek,” “plan,” “project,” “expect,” “should,” “would,” “aim,” or “assume,” the negative of these terms, or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations about the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements involve estimates, assumptions, risks, and uncertainties that could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, and, therefore, you should not place considerable reliance on any such forward-looking statements. Such risks and uncertainties include, without limitation, challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification and assay validation, necessary to satisfy applicable regulatory authorities, such as the U.S. Food and Drug Administration, World Health Organization, United Kingdom Medicines and Healthcare Products Regulatory Agency, the European Medicines Agency, the Republic of Korea’s Ministry of Food and Drug Safety, or Japan’s Ministry of Health, Labour and Welfare; unanticipated challenges or delays in conducting clinical trials; difficulty obtaining scarce raw materials and supplies; resource constraints, including human capital and manufacturing capacity, constraints on the ability of Novavax to pursue planned regulatory pathways, alone or with partners, in multiple jurisdictions simultaneously, leading to staggering of regulatory filings, and potential regulatory actions; challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities; and other risks and uncertainties identified under “Risk Factors” in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may also be additional risks that we consider immaterial, or which are unknown. It is not possible to predict or identify all such risks.
You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus supplement or the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise.

RISK FACTORS
Investing in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus supplement, including “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022 and Part II, Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, which was filed with the SEC on August 9, 2022, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC that are incorporated by reference. The risks and uncertainties described in the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock.
Risks Related to the Company
Our existing funding and supply agreements do not assure success of our vaccine candidates or that we will be able to fully fund our vaccine candidates.
Our funding agreements with the U.S. government (“USG”) and Coalition for Epidemic Preparedness Innovations (“CEPI”) each reimburse a portion of the expenses associated with the development and commercialization of NVX-CoV2373. To the extent funding commitments in such agreements are conditioned on our meeting certain milestones or conditions, we may not ultimately receive the full amount of committed funds and may require additional funding to support our NVX-CoV2373 development and commercialization activities, and we may be unable to timely obtain additional funding. In connection with funding from the USG partnership formerly known as Operation Warp Speed (“OWS”), for example, in July 2021, the USG instructed us to prioritize alignment with the U.S. Food and Drug Administration on our analytic methods before conducting additional U.S. manufacturing, and the USG indicated that it would not fund additional U.S. manufacturing until such alignment was reached, which did not occur until June 2022. The OWS funding agreement also includes provisions giving the USG termination rights based on a determination that the funded project will not produce beneficial results commensurate with the expenditure of resources and that termination would be in the USG’s interest. Such a determination would result in the loss of funding under that agreement and could result in other actions by the USG. The CEPI funding agreement, meanwhile, provides CEPI certain “march-in” rights in the event of certain breaches of that agreement. Additionally, we have entered into, and plan to continue entering into, supply agreements (also sometimes referred to as advance purchase agreements) for NVX-CoV2373 that include prepayments from the purchasers to help fund our development and manufacture of the vaccine. Under certain supply agreements, if we do not timely achieve requisite regulatory milestones for NVX-CoV2373 in the relevant jurisdictions, obtain supportive recommendations from governmental advisory committees, and/or achieve product volume or delivery timing obligations, purchasers may seek to terminate such agreements, reduce their purchase commitments, require us to refund of all or some prepayments we have received, or renegotiate such agreements, each of which could have a material and adverse effect on our financial condition. In July 2022, following a delay in obtaining regulatory approval in the United Kingdom, for example, we entered into the Amended and Restated UK Supply Agreement, which reduced the volume of vaccine doses that the Authority is committed to purchase as compared to the Original UK Supply Agreement. As of November 30, 2022, the United Kingdom’s JCVI had not yet made a supportive recommendation with respect to NVX-CoV2373, triggering, under the terms of the Amended and Restated UK Supply Agreement, a further reduction of the volume of vaccine doses that the Authority is committed to purchase, as well as an obligation of the Company to repay $112.5 million of an upfront payment previously received from the Authority. Additionally, following our notice to the Gavi Alliance (“Gavi”) of termination of our advance purchase agreement with Gavi (the “Gavi APA”), Gavi responded by providing us with its own purported termination of the Gavi APA, claiming that we are obligated to refund $700 million in advance payments previously received from Gavi. Unless we negotiate an amicable resolution, we anticipate that the dispute will be resolved in arbitration, which is inherently uncertain, and, while we believe that we are entitled to retain the advance payments received from Gavi, it is possible that we could be required to refund all or a portion of the advance payments from Gavi. As a result, our existing funding and supply agreements do not assure success of our vaccine candidates and may be insufficient to fully fund the development and commercialization of our vaccine candidates.
If we are unable to attract or retain key management or other personnel, our business, operating results and financial condition could be materially adversely affected.
We depend on our senior executive officers, as well as key scientific and other personnel. The loss of these individuals could harm our business and significantly delay or prevent the achievement of research, development or business objectives. Turnover in key executive positions resulting in lack of management continuity and long-term history with our Company could result in operational and administrative inefficiencies and added costs. Our CEO, for example, is 74 years old and has been our CEO for 11 years. Our Board is actively engaged in CEO succession planning. The outcome and timing of that process is uncertain. A CEO transition may prove disruptive to our operations and retention of other executives.
We may not be able to attract qualified individuals for key positions on terms acceptable to us. Competition for qualified employees is intense among pharmaceutical and biotechnology companies, and the loss of qualified employees, or an inability to attract, retain and motivate additional highly skilled employees could hinder our ability to complete clinical trials successfully and otherwise develop marketable products. Our ability to attract a highly qualified CEO successor to Mr. Erck represents a key component of implementing a successful succession plan. The performance of a new CEO likely will represent a critical factor in our future performance.
We also rely from time to time on outside advisors who assist us in formulating our research and development and clinical strategy. We may not be able to attract and retain these individuals on acceptable terms, which could delay our development efforts.
If we are unable to effectively manufacture our vaccines in sufficient quantities, at sufficient yields or are unable to obtain regulatory approvals for a manufacturing facility for our vaccines, we may experience delays or an adverse impact on product development, clinical trials, regulatory approvals and commercial distribution.
We are continuing to pursue the manufacture, distribution and clinical testing of NVX-CoV2373, which is currently our only commercial product and source of product revenues. Completion of our clinical trials and commercialization of NVX-CoV2373 and our other vaccine candidates requires access to, or development of, facilities to effectively manufacture NVX-CoV2373 and our other vaccine candidates at sufficient yields and at commercial-scale. We have limited experience manufacturing any of our vaccine candidates in the volumes necessary to support commercial sales. While we have increased our global manufacturing capacity for NVX-CoV2373, our efforts to establish and maintain manufacturing capabilities may not meet expectations as to timing, scale-up, reproducibility, yields, purity, cost, potency or quality.
We are highly dependent on third-party organizations to conduct a significant amount of our vaccine manufacturing activities. We do not have sufficient internal manufacturing infrastructure to support global commercialization of NVX-CoV2373 and we have entered into third-party agreements for the components, as well as for commercial fill-finish manufacturing, of NVX-CoV2373 to supply markets both in and outside the United States. The antigen component of NVX-CoV2373 is currently being manufactured at Novavax CZ, as well as other partnered manufacturing sites, including SIIPL in India, SK bioscience in Korea, and Takeda in Japan, among others, and the Matrix-M™ adjuvant component of NVX-CoV2373 is currently being manufactured at Novavax AB, as well as other partnered manufacturing sites, including AGC Biologics in Europe. Challenges manufacturing either the antigen component or the adjuvant, or issues in later manufacturing stages, could compromise production of NVX-CoV2373. Additionally, to ensure adequate inventory supply and manage our operations, we forecast anticipated manufacturing requirements and customer demand to predict inventory needs and place orders with our third-party manufacturers based on such predictions. Our ability to accurately forecast demand for NVX-CoV2373 could be negatively affected by many factors, including challenges in managing our commercial strategy, unanticipated changes in general market conditions or regulatory matters, and market demand for variant-specific COVID-19 vaccines, among others. If we underestimate our third-party manufacturing requirements, we may not be able to timely meet obligations under our customer supply agreements. Conversely, if we overestimate our third-party manufacturing requirements, we may end up with inventory levels in excess of customer demand that result in a portion of our inventory becoming obsolete or expiring, as well as inventory write-downs or write-offs, or we may need to cancel previously forecasted batches of product from our third-party manufacturers, which may result in material cancellation fees. In September 2022, for example, we entered into a Confidential Settlement Agreement and Release with FUJIFILM under which we are responsible for up to $185 million to FUJIFILM in connection with the termination of manufacturing activity. Additionally, we expect to be responsible for up to $95 million to AGC Biologics in connection with the cancellation of batches in 2022. If we are unable to accurately forecast demand for NVX-CoV2373 and the required services from third-party manufacturers, our results of operations could be materially harmed.
Manufacturing NVX-CoV2373 and our other vaccine candidates involves a complicated process with which we have limited experience. If we and our third-party manufacturers are unable to manufacture NVX-CoV2373 and our other vaccine candidates in clinical quantities or, if and when necessary, in commercial quantities and at sufficient yields and at required specifications, then commercialization will be delayed, and we will need to identify and reach supply arrangements with additional third parties. Third-party manufacturers also must receive FDA or equivalent foreign regulatory body approval before they can produce clinical material or commercial product. Our vaccines are in competition with other products for access to these third-party facilities and may be subject to delays in manufacture if third parties prioritize other products. We may not be able to enter into any necessary additional third-party manufacturing arrangements on acceptable terms, or on a timely basis. In addition, we have to enter into technical transfer agreements and share our know-how with the third-party manufacturers, which can be time-consuming and may result in delays.
Because of contractual restraints and the limited number of third-party manufacturers with the expertise, required regulatory approvals and facilities to manufacture bulk vaccines at commercial-scale, replacement of a manufacturer may be expensive and time-consuming and may cause interruptions in the production of our vaccine and negatively impact our ability to timely meet obligations under our customer supply agreements. We and our third-party manufacturers may also encounter production challenges related to:
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costs, scale up, and yields;

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shortages of raw materials and supplies;

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shipment delays or other supply chain disruptions;

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quality control and assurance;

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contamination, lot consistency, potency, and purity;

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shortages of qualified personnel and other capacity constraints;

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compliance with strictly enforced and evolving federal, state and foreign regulations that vary in each country where products might be sold including nationalization or other territory restrictions placed on our owned and third-party manufacturing sites; and

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capital funding.

Delays or interruptions could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Risks Related to This Offering
Because management has broad discretion as to the use of the net proceeds from this offering and, if consummated, the Concurrent Convertible Notes Offering, you may not agree with how we use them, and such proceeds may not be applied successfully.
Our management will have broad discretion over the use of the net proceeds from this offering and, if consummated, the Concurrent Convertible Notes Offering, including for any of the purposes described in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering and, if consummated, the Concurrent Convertible

Notes Offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds from this offering and, if consummated, the Concurrent Convertible Notes Offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering and, if consummated, the Concurrent Convertible Notes Offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price and the trading price of the notes to decline.
You may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Based on the public offering of 6,500,000 shares at $10.00 per share, we expect to receive aggregate proceeds to approximately $60.7 million. After deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $(17.43) per share, representing a difference between our as adjusted net tangible book value per share as of September 30, 2022 after giving effect to this offering. The exercise of outstanding stock options and stock appreciation rights, vesting of restricted stock units, purchases under our employee stock purchase plan and conversion of some or all of our Existing Convertible Notes or the notes being offered in the Concurrent Convertible Notes Offering, to the extent we deliver shares upon conversion of the notes, may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
Concurrent or future sales of a substantial number of shares of our common stock, including pursuant to the Concurrent Convertible Note Offering or equity-linked securities in the public market, could lower the market price for our common stock.
Concurrently with this offering, we are offering the notes in the aggregate principal amount of $150 million (or $175.25 million if the initial purchasers of such offering exercise in full their option to purchase additional notes) to QIBs, pursuant to a separate offering memorandum in the Concurrent Convertible Notes Offering. The indenture for the notes offered in the Concurrent Convertible Notes Offering will not restrict our ability to issue additional shares of our common stock or equity-linked securities in the future. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes offered hereby and the market price of our common stock and impair our ability to raise capital through the sale of additional shares of our common stock or equity-linked securities.
In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. Such sales, or the perception in the market that the holders of a large number of such shares intend to sell, could reduce the market price of our common stock significantly. In connection with this offering, we and our executive officers and directors have entered into lock-up agreements with J.P. Morgan Securities LLC, and Jefferies LLC as representatives of the underwriters, that prohibit us and our executive officers and directors, subject to certain exceptions or receipt of the prior written consent of J.P. Morgan Securities LLC, and Jefferies LLC from disposing or pledging, or hedging against, our common stock or securities convertible into or exchangeable for shares of our common stock for periods of up to 60 days after the date of this prospectus supplement. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding immediately prior to this offering will not be subject to lock-up agreements with J.P. Morgan Securities, LLC, and Jefferies LLC and, except to the extent such shares are held by our affiliates, will be freely tradable without restriction. In addition, J.P. Morgan Securities LLC and Jefferies LLC may, in their discretion, release the lock-up restrictions described above at any time without notice. See “Underwriting.”
Because our stock price has been and will likely continue to be highly volatile, the market price of our common stock and notes may be lower or more volatile than expected.
Our stock price has been highly volatile. The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may cause the market price of our common stock and notes to be lower or more volatile than expected.
Furthermore, given the global focus on the COVID-19 pandemic and our investment in developing a COVID-19 vaccine, information in the public arena on this topic, whether or not accurate, has had and will likely continue to have an outsized impact (positive or negative) on our stock price. Information related to our development, manufacturing, regulatory and commercialization efforts with respect to NVX-CoV2373, or information regarding such efforts by competitors with respect to their COVID-19 vaccines and vaccine candidates, may meaningfully impact our stock price. As a result of this volatility, you may not be able to sell your common stock at or above your initial purchase price. The market price of our common stock may be influenced by many other factors, including:
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future announcements about us or our collaborators or competitors, including the results of testing, technological innovations or new commercial products;

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clinical trial results;

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delays in making regulatory submissions;

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depletion of our cash reserves;

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sale of equity securities or issuance of additional debt;

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announcement by us of significant strategic partnerships, collaborations, joint ventures, capital commitments or acquisitions;

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changes in government regulations;

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impact of competitor successes and in particular development success of vaccine candidates that compete with our own vaccine candidates;

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developments in our relationships with our collaboration and funding partners;

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announcements relating to health care reform and reimbursement levels for new vaccines and other matters affecting our business and results, regardless of accuracy;

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sales of substantial amounts of our stock by us or existing stockholders (including stock by insiders or 5% stockholders);

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development, spread or new announcements related to pandemic diseases;

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litigation;

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public concern as to the safety of our products;

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significant set-backs or concerns with the industry or the market as a whole;

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regulatory inquiries, reviews and potential action, including from the FDA or the SEC;

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recommendations by securities analysts or changes in earnings estimates; and

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the other factors described in this Risk Factors section.

Volatility in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes and the Existing Convertible Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes. This may result in greater volatility in the trading price of the notes than would be expected for non-convertible debt securities.

This offering is not contingent on the consummation of any other financing, including the Concurrent Convertible Notes Offering.
We currently intend to use the net proceeds of this offering, together with the proceeds from the Concurrent Convertible Notes Offering, as described in “Use of Proceeds” herein. However, neither the completion of this offering nor of the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from this offering will be approximately $60.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds from this offering will be approximately $69.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We estimate that we will receive net proceeds of approximately $142.2 million from the Concurrent Convertible Notes Offering, if it is consummated, or approximately $166.3 million if the initial purchasers of the Concurrent Convertible Notes Offering exercise in full their option to purchase additional notes, after deducting the initial purchasers’ discounts and estimated offering expenses payable by us. However, the completion of this offering is not contingent on the completion of the Concurrent Convertible Notes Offering, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur or results in lower net proceeds than we currently estimate.
We intend to use the net proceeds from this common stock offering, and, if consummated, the Concurrent Convertible Notes Offering for general corporate purposes, which may include the continued global commercial launch of Nuvaxovid, repayments under our supply agreements, repayment or repurchase of a portion of the $325 million in outstanding principal amount of our 3.75% convertible senior unsecured notes due February 1, 2023, working capital, capital expenditures, research and development expenditures, clinical trial expenditures, as well as acquisitions and other strategic purposes.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of September 30, 2022 was approximately $(0.7) billion, or approximately $(8.82) per share of common stock based upon 78,476,814 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2022.
After giving effect to the sale by us of 6,500,000 shares of common stock at a price of 10.00 per share, and after deducting underwriting discounts and commission and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been $(0.6) billion, or $(7.43) per share. This represents a resulting increase in as adjusted net tangible book value of $1.39 per share to our excising stockholders and an immediate dilution of $(17.43) per share to new investors in this offering. The following table illustrates this calculation on a per share basis:
Offering price per share		$10.00
Net tangible book value per share as of September 30, 2022	$(8.82)
Increase in net tangible book value per share attributable to the offering	$1.39
As-adjusted net tangible book value per share after giving effect to the offering		$(7.43)
Dilution in net tangible book value per share to new investors		$(17.43)
The foregoing table excludes the following, each as of September 30, 2022:
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4,063,961 shares of our common stock reserved for issuance upon the exercise of outstanding stock options and stock appreciation rights at a weighted average exercise price of  $47.82 per share;

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1,439,008 shares of our common stock reserved for issuance upon the vesting of restricted stock units;

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655,934 shares of our common stock reserved for issuance under our Amended and Restated 2013 Employee Stock Purchase Plan;

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4,621,239 shares of our common stock reserved for future awards under our Amended and Restated 2015 Stock Incentive Plan, as amended;

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approximately 2,385,800 shares of our common stock reserved for issuance upon conversion of our Existing Convertible Notes; and

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Any shares of our common stock that may be issuable upon conversion of the notes being offered by us in the Concurrent Convertible Notes Offering.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options to purchase shares of our common stock as of September 30, 2022 and no issuance of up to an additional 975,000 shares of common stock that we may sell to the underwriters upon exercise of their option to purchase additional shares of common stock. The exercise of outstanding options to purchase shares of our common stock having an exercise price less than the public offering price would increase the dilutive effect to new investors.
If the underwriters exercise in full their option to purchase up to an additional 975,000 shares of common stock at $10.00 per share, the pro forma as adjusted net tangible book value after this offering would be approximately $(7.24) per share, representing an increase in net tangible book value of approximately $1.58 per share to existing stockholders and immediate dilution in net tangible book value of approximately $(17.24) per share to investors purchasing our common stock in this offering at the public offering price.

DESCRIPTION OF CONCURRENT CONVERTIBLE NOTES OFFERING
Concurrently with this offering of our common stock, we are offering 5.00% Convertible Senior Notes due 2027 (the “notes”) in the aggregate principal amount of $150 million to QIBs, pursuant to a separate offering memorandum in the Concurrent Convertible Notes Offering. The closing of this offering of shares of our common stock is not contingent upon the closing of the Concurrent Convertible Notes Offering and the closing of the Concurrent Convertible Notes Offering is not contingent upon the closing of this offering of shares of our common stock. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all.
The notes will mature on December 15, 2027 unless earlier converted, redeemed or repurchased by us. The notes will bear interest at a rate of 5.00% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2023. Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding September 15, 2027 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2023 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) if we call such notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events. On or after September 15, 2027 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in the indenture governing the notes.
The conversion rate will initially be 80.0000 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $12.50 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.
We may not redeem the notes prior to December 22, 2025. We may redeem for cash all or any portion of the notes, at our option, on or after December 22, 2025 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.
If we undergo a fundamental change (as defined in the offering memorandum for the Concurrent Convertible Notes Offering), then, subject to certain conditions and except as described in the indenture governing the notes, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated, including our Existing Convertible Notes;

effectively junior in right of payment to any of our senior, secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
See “Use of Proceeds” for additional information regarding the use of proceeds from this offering and, if consummated, the Concurrent Convertible Notes Offering.

UNDERWRITING
We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Jefferies LLC, and Cowen and Company, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC	2,600,000
Jefferies LLC	1,950,000
Cowen and Company LLC	1,462,500
B. Riley Securities, Inc.	243,750
H.C. Wainwright & Co., LLC	243,750
Total	6,500,000
The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.36 per share. After the offering of the shares to the public, if all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to an additional 975,000 shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $0.60 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without exercise of option to purchase additional shares	With full exercise of option to purchase additional shares
Per Share	$0.60	$0.60
Total	$3,900,000	$4,485,000
We estimate that our portion of the total expenses of this offering will be approximately $0.4 million. We have also agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering in an amount up to $25,000.
A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not, or publicly disclose the intent to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and Jefferies LLC for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the shares to be sold pursuant to this prospectus, the notes to be sold in the Concurrent Convertible Notes Offering and shares of common stock deliverable upon conversion of the notes and the Existing Convertible Notes, (ii) any shares of common stock issued upon the exercise of options granted under company stock plans as are in existence on the date hereof and described in this prospectus, (iii) shares of restricted stock and options or awards to purchase shares of common stock issued (whether or not pursuant to a Company stock plan) to induce personnel to accept employment with the Company in an aggregate amount not to exceed 2% of the outstanding common stock of the company as of the date hereof, (iv) shares of common stock issued or to be issued in connection with any business combination, acquisition, in-license or strategic investment, provided that (a) such shares of common stock so issued shall not exceed 5% of the outstanding common stock of the Company as of the date hereof and (b) each individual or entity to whom any such shares of common stock are issued signs and delivers a “lock-up” agreement to the underwriters, and (v) the registration under the Securities Act of securities referenced in clauses (ii), (iii) or (iv).
Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement (such period, the Restricted Period), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC and Jefferies LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, or any securities convertible into or exercisable or exchangeable for common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers or dispositions of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (i) for bona fide estate planning purposes or for value, (ii) as a bona fide gift to any member of the immediately family of a locked-up party or any trust for the direct or indirect benefit of a locked-up party or the immediate family of a locked up party, (iii) by will or intestacy, or (iv) by operation of law pursuant to a domestic order or negotiated divorce settlement, (b) sales pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Securities Exchange Act of 1934 (each, a “Rule 10b5-1 Plan”), that has been entered into by a locked-up party prior to the date of their lock-up agreement and the date the locked-up party was first informed of the public offering, (c) transfers or dispositions of shares of common stock or other securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (d) if the undersigned is an entity, (x) transfers or dispositions of shares of common stock or other securities to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, or to an investment fund or other entity that controls or manages, or is under common control with, the locked-up party, in a transaction not involving a disposition for value or (y) distributions of shares of common stock or other securities to partners, members, stockholders, beneficiaries or other equity holders of the undersigned; provided, that in the case of any transfer or distribution pursuant to clauses (a), (c) or (d), each donee or distributee shall execute and deliver to the underwriters a lock-up letter; and provided, further, that in the case of any transfer or distribution pursuant to clauses (a), (c) or (d), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the 60 day restricted period (other than, if the undersigned is subject to Section 16 reporting with respect to the company under the Exchange Act, in the case of a transfer or other disposition pursuant to clauses (a), (c) or (d), any Form 5 required to be filed under the Exchange Act, or in the case of a transfer or other disposition pursuant to clause (a) (iii) or (iv) above, any Form 4 required to be filed under the Exchange Act and, in each case, and indicating by footnote disclosure or otherwise the nature of the transfer or disposition); (e) transactions relating to shares of common stock or other securities acquired in open market transactions occurring after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with subsequent sales of common stock or other securities acquired in such open market transactions; (f) transfers or dispositions of shares of common stock or other securities to the company pursuant to any contractual arrangement in effect on the date of this agreement that provides for the repurchase of the undersigned’s common stock or other securities by the company or in connection with the termination of the locked-up party’s employment with or service to the company, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, or other public announcement shall be required or shall be voluntarily made during the Restricted Period in connection with such transfers or dispositions (other than any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition); (g) transfers or dispositions of shares of common stock or other securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (e) above, provided that any such shares of common stock shall be subject to the terms of the lock-up agreement; (h) transfers or dispositions of shares of common stock or such other securities pursuant to a bona fide tender offer for shares of the company’s capital stock, merger, consolidation or other similar transaction made to all holders of the company’s securities involving a change of control of the company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the locked-up party may agree to transfer, sell, tender or otherwise dispose of shares of common stock or other securities in connection with such transaction) that has been approved by the board of directors of the company; provided that, in the event that such change of control transaction is not consummated, this clause (h) shall not be applicable and the locked-up party’s shares and other securities shall remain subject to the restrictions contained in this agreement; or (i) the establishment of a Rule 10b5-1 Plan for the transfer of shares of common stock; provided that (x) such plan does not provide for the transfer of common stock during the 60-day restricted period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the company regarding the establishment of such

Rule 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the 60-day restricted period.
J.P. Morgan Securities LLC and Jefferies LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “NVAX.”
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a Relevant State), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to prospective investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to prospective investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to prospective investors in the Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (DFSA). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (DIFC), this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to prospective investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the DFSA.

Notice to prospective investors in Australia
This prospectus supplement:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (the Corporations Act);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (ASIC), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (Exempt Investors).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the SFO) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the CO) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore
Each joint book-running manager has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each joint book-running manager has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA;

(b)
a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to prospective investors in Bermuda
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to prospective investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (CMA) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to prospective investors in the British Virgin Islands
The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on our behalf. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (BVI Companies), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Notice to prospective investors in China
This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to prospective investors in Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the FSCMA), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the FETL). The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.
Notice to prospective investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (the Commission) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to prospective investors in Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.
Notice to prospective investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the South African Companies Act)) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96(1) (a)
the offer, transfer, sale, renunciation, or delivery is to:
(i)   the person whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii)   the South African Public Investment Corporation;
(iii)   persons or entities regulated by the Reserve Bank of South Africa;
(iv)   authorized financial service providers under South African law;
(v)   financial institutions recognized as such under South African law;
(vi)   a wholly owned subsidiary of any person or entity contemplated in (c), (d), or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

Section 96(1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Notice to prospective investors in Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the Addressed Investors); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (the Qualified Investors). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our shares of Class A common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered shares of Class A common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of Class A common stock; (iv) that the shares of Class A common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

NON-U.S. HOLDERS OF COMMON STOCK
The following is a general summary of certain material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (defined below), but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. This summary is limited to the tax consequences to those persons who hold our common stock as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes).
This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons (including, for example, banks, financial institutions, insurance companies, partnerships or other pass-through entities, certain U.S. expatriates and certain former citizens or long-term residents of the United States, dealers in securities or foreign currencies, traders in securities or foreign currencies that have elected the mark-to-market method of accounting, tax-exempt organizations, entities treated as financial conduits for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, or persons in special situations, such as those who hold common stock as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax, the unearned income Medicare contribution tax, certain estate and gift tax considerations or considerations under the tax laws of any state, local or non-U.S. jurisdiction.
This summary is for general information only. Non-U.S. Holders are urged to consult their own tax advisors concerning the U.S. federal income and estate taxation, state, local and non-U.S. taxation and other tax consequences to them of the purchase, ownership and disposition of our common stock, as well as the application of state, local and non-U.S. income and other tax laws.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of common stock that for U.S. federal income tax purposes is nota citizen or resident of the United States, a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) the trust is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) a valid election is in place to treat the trust as a U.S. person.
If a partnership, or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds common stock, the tax treatment of a partner in the partnership generally will depend upon the partner’s tax status and upon the activities of the partnership. Accordingly, partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes that hold our common stock and partners in such partnerships should consult their tax advisors.
Please consult your own tax advisor regarding the application of U.S. federal income tax laws to your particular situation and the consequences of U.S. federal estate and gift tax laws, state, local and foreign laws and tax treaties.
Distributions on Our Common Stock
We do not currently expect to pay dividends. In the event that we do make a distribution of cash or property with respect to our common stock, any such distributions will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, if any (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such stock. Any such distribution would also be subject to the discussion below under the sections titled “Backup Withholding and Information Reporting” and “Additional Withholding and

Information Reporting Requirements.” Dividends paid to a Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides us or our agent, as the case may be, with a properly executed:
1.   U.S. Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or successor form) claiming, under penalties of perjury, a reduction in withholding under an applicable income tax treaty, or
2.   IRS Form W-8ECI (or successor form) stating that a dividend paid on common stock is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the Non-U.S. Holder (in which case such dividend generally will be subject to regular graduated U.S. tax rates as described below).
The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Special certification and other requirements apply in the case of certain Non-U.S. Holders that are intermediaries or pass-through entities for U.S. federal income tax purposes.
Each Non-U.S. Holder is urged to consult its tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.
If dividends are effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States. In addition, if such Non-U.S. Holder is a non-U.S. corporation and dividends are effectively connected with its U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment), such Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% (unless reduced by an applicable income treaty) in respect of such effectively-connected income.
If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, such holder may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.
Disposition of Our Common Stock
Subject to the discussion below under the section titled “Additional Withholding and Information Reporting Requirements,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange or other taxable disposition of a share of our common stock, unless:
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the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment);

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the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other conditions; or

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we are or have been a “United States real property holding corporation,” as defined in the Code (a “USRPHC”), at any time within the shorter of the Non-U.S. Holder’s holding period and the five-year period ending on the date of disposition.

In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeded 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future. Non-U.S. holders are urged to consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a USRPHC.

If a Non-U.S. Holder is engaged in a trade or business in the U.S. and gain recognized by the Non-U.S. Holder on a sale or other disposition of our common stock is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. person, subject to an applicable income tax treaty providing otherwise. Additionally, a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” imposed at a rate of 30% (or, if applicable, a lower income tax treaty rate).
A nonresident alien who is subject to U.S. federal income tax because such individual was present in the United States for 183 days or more in the taxable year of the taxable disposition of our common stock will be subject to a flat 30% tax on the gain derived from such disposition, which may be offset by certain U.S. source capital losses provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses.
U.S. Federal Estate Tax
Common stock held or beneficially owned by an individual who, for estate tax purposes, is not a citizen or resident of the United States at the time of death will be included in the decedent’s gross estate for U.S. federal estate tax purposes unless otherwise provided by an applicable estate tax treaty. Estates of non-resident non-citizens are generally allowed a statutory credit, which has the effect of offsetting the U.S. federal estate tax imposed on the first $60,000 of the taxable estate.
Information Reporting and Backup Withholding
Certain certification requirements may apply to Non-U.S. Holders to eliminate backup withholding. We (or the applicable withholding agent) must report annually to the IRS and to each Non-U.S. Holder any interest or dividend paid during the year. Copies of these information returns may also be made available under the provisions of a treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Backup withholding may also apply if we are notified by the IRS that such withholding is required or that the certification you provided is incorrect. Backup withholding is not an additional tax. You may use the withheld amounts, if any, as a credit against your U.S. federal income tax liability.
FATCA
Pursuant to Sections 1471 through 1474 of the Code U.S. Treasury regulations promulgated thereunder, guidance from the IRS and intergovernmental agreements and subject to further guidance (collectively “FATCA”), U.S. federal withholding tax at the rate of 30% may apply to payments of dividends made to non-U.S. financial institutions and certain other non-U.S. nonfinancial entities unless they satisfy certain due diligence and information reporting requirements. The IRS and the Department of Treasury have issued proposed regulations providing that the gross proceeds of share redemptions or exchanges will not be subject to FATCA withholding, which may be relied upon by a withholding agent. An intergovernmental agreement between the United States and the Non-U.S. Holder’s jurisdiction may modify the matters described above. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA and whether it may be relevant to such holder’s acquisition, ownership and disposition of common stock.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The underwriters are being represented by Proskauer Rose LLP, New York, New York.
EXPERTS
The consolidated financial statements of Novavax, Inc. appearing in Novavax Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Novavax Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits and the information incorporated in this prospectus supplement and the accompanying prospectus for additional information.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of the accompanying prospectus that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus supplement or otherwise terminate this offering:
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

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our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, as filed with the SEC on May 10, 2022, August 8, 2022, and November 9, 2022, respectively;

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our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on February 7, 2022, March 7, 2022, June 21, 2022, July 11, 2022, October 6, 2022, November 1, 2022, November 21, 2022, December 9, 2022 and December 14, 2022 (except for portions of such reports which were furnished and not filed);

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portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 2, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

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the description of our common stock contained in the Registration Statement on Form 10 filed with the SEC on September 14, 1995, as supplemented by the “Description of Our Capital Stock” found on page 4 of the accompanying prospectus, Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any other amendments or reports filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus supplement at no cost by requesting them in writing or telephoning us at the following address:
Investor Relations
Novavax, Inc.
21 Firstfield Road
Gaithersburg, MD 20878
(240) 268-2000
ir@novavax.com
These filings are also made available, free of charge, on our website at www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

PROSPECTUS
Novavax, Inc.
Common Stock
Preferred Stock
Warrants
Units
We may issue and sell from time to time our common stock, preferred stock, warrants and/or units consisting of two or more of any such securities on terms to be determined at the time of sale. The preferred stock may be convertible into shares of our common stock, and the warrants may be exercisable for shares of our common stock or shares of our preferred stock. We may offer these securities separately or together in one or more offerings.
We will provide a prospectus supplement each time we issue securities, specifying the terms of the securities being sold as well as the terms of that offering.
You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein by reference, carefully before you invest.
The securities may be sold directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If dealers, agents or underwriters are involved in a particular sale, we will disclose their names and the nature of our arrangements with them in the applicable prospectus supplement. The net proceeds we expect to receive from any sale also will be included in the applicable prospectus supplement.
Our common stock is traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol “NVAX.” On March 6, 2020, the closing price of our common stock as reported on Nasdaq was $12.48 per share. None of the other securities offered under this prospectus are publicly traded.

Investing in these securities involves a high degree of risk. See “RISK FACTORS” on page 2.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is March 11, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”) on March 11, 2020. By using a shelf registration statement, we may, from time to time, issue and sell an indeterminate amount of common stock, preferred stock, warrants and/or units consisting of our common stock, preferred stock and warrants in one or more offerings. Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.
This prospectus and the prospectus supplements provide you with a general description of the Company and our securities; for further information about our business and our securities, you should refer to the registration statement and the documents incorporated by reference, as described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus and in the applicable prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or in any prospectus supplement is accurate only as of the date of such document, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Company,” “Novavax,” “we,” “us” and “our” refer to Novavax, Inc.
PROSPECTUS SUMMARY
The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, as well as any applicable prospectus supplement, the documents incorporated by reference into this prospectus, or the applicable prospectus supplement, and any free writing prospectus we have prepared, including the material referenced under the heading “Risk Factors”.
NOVAVAX
Novavax is a late-stage biotechnology company that promotes improved global health through the discovery, development and commercialization of innovative vaccines to prevent serious infectious diseases. Our vaccine candidates, including our lead candidates, NanoFluTM and ResVaxTM, are genetically engineered, three-dimensional nanostructures of recombinant proteins critical to disease pathogenesis and may elicit differentiated immune responses, which may be more efficacious than naturally occurring immunity or traditional vaccines. Our technology targets a variety of infectious diseases. We are also developing proprietary immune stimulating saponin-based adjuvants at Novavax AB, our wholly owned Swedish subsidiary. Our lead adjuvant, Matrix-M™, has been shown to enhance immune responses and has been well-tolerated in multiple clinical trials.
Novavax was incorporated in 1987 under the laws of the State of Delaware. Our principal executive offices are located at 21 Firstfield Road, Gaithersburg, Maryland, 20878. Our telephone number is (240) 268-2000 and our website address is www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus, including “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 11, 2020, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in that section and in the other documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our securities could decline, and you may lose all or part of your investment.
USE OF PROCEEDS
The use of proceeds from the disposition of securities covered by this prospectus will be as set forth in the applicable prospectus supplements.
PLAN OF DISTRIBUTION
General
We may sell the securities being offered hereby from time to time in one or more of the following ways:
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through one or more underwriters;

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through dealers, who may act as agents or principal (including in a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

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directly to one or more counter-parties;

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through agents;

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through registered direct offerings;

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as part of a collaboration with a third party;

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as part of an acquisition or merger with a third party;

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through at-the-market issuances;

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in privately negotiated transactions; and

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in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering, including:
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the name or names of any agents, underwriters or dealers;

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the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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any options under which underwriters may purchase additional securities from us; and

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any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers and agents and will describe their compensation. We may have agreements with underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
Underwriters
If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters will be obligated to purchase all of the securities if any are purchased.
The securities subject to an underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Agents
We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts, or concessions from us. Agents may also receive compensation from the purchasers of the securities. Each particular agent will receive compensation from us in amounts negotiated in connection with the sale, which might be in excess of customary commissions.
Dealers
We may also sell securities to dealers acting as principals. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of a dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.
Institutional Purchasers
Further, we may authorize agents, underwriters, or dealers to solicit offers by certain types of purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.
Indemnification
We may indemnify underwriters, dealers, or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers, or agents may be required to make.

DESCRIPTION OF OUR CAPITAL STOCK
Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our Second Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated By-Laws, both of which are included as exhibits to the registration statement of which this prospectus is a part.
General
Our authorized capital stock consists of: (1) 600,000,000 shares of common stock, par value $0.01 per share, of which 51,528,841 shares were outstanding as of March 6, 2020, and (2) 2,000,000 shares of preferred stock, par value $0.01 per share, none of which were outstanding on March 6, 2020.
Common Stock
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.
Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon the liquidation, dissolution, or winding up of the Company, the holders of our common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock.
Holders of our common stock are not entitled to pre-emptive rights or any rights of conversion. Outstanding shares of our common stock are, and the shares covered by this prospectus would be expected to be, when issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “NVAX.” On March 6, 2020, the closing price of our common stock as reported on the Nasdaq Global Select Market was $12.48 per share.
The registrar and transfer agent for our common stock is Computershare Limited, 250 Royall Street, Canton, MA 02021.
Preferred Stock
The board of directors may, without further action by the stockholders, issue preferred stock in one or more series and fix the rights and preferences thereof. Our Second Amended and Restated Certificate of Incorporation grants the board of directors authority to issue preferred stock and to determine its rights and preferences without the need for further stockholder approval.
Examples of rights and preferences the board of directors may fix include dividend rates, conversion rights, voting rights, pre-emptive rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.
The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of that particular series of preferred stock and may include, among other things:
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the title and stated value;

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the number of shares authorized;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date, and method of calculation (including whether cumulative or non-cumulative), if any;

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terms and amount of any sinking fund, if applicable;

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provisions for redemption or repurchase, if applicable, and any restrictions on the ability of the Company to exercise such redemption and repurchase rights;

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conversion rights and rates, if applicable, including the conversion price and how and when it will be calculated and adjusted;

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voting rights, if any;

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preemptive rights, if any;

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restrictions on sale, transfer, and assignment, if any;

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the relative ranking and preferences of the preferred stock; and

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any other specific terms, rights or limitations of, or restrictions on, such preferred stock.

Provisions of our Second Amended and Restated Certificate of Incorporation, Amended and Restated By-laws, and Delaware Law
Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may be deemed to have an anti-takeover effect and may prevent, delay, or defer a tender offer or takeover attempt that a stockholder may deem in his, her, or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. Such provisions include:
Staggered Board, Removal of Directors, and Charter Amendments relating to the Board
Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for the division of our board of directors into three classes, with no one class having more than one more director than any other class, serving staggered three year terms. Our Second Amended and Restated Certificate of Incorporation provides that any amendments to the charter relating to the number, classes, election, term, removal, vacancies, and related provisions with respect to the board of directors may only be made by the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote. These provisions may have the effect of making it more difficult for a third party to acquire control of the Company, or of discouraging a third party from attempting to acquire control of the Company.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Stock Market. These additional shares may be utilized for a variety of corporate purposes. In particular, our board of directors could issue shares of preferred stock that could, depending on the terms of the series, impede the completion of a takeover effort. Our board of directors may determine that the issuance of such shares of preferred stock is in the best interest of the Company and our stockholders. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the board, including a tender offer or other transaction a majority of our stockholders might believe to be in their best interest or in which stockholders might receive a substantial premium for their stock over the then-current market price.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Amended and Restated By-Laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder’s intention in writing. To be timely, a stockholder nominating individuals for election to the Board of Directors or proposing business must provide advanced notice to the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders or, in the case of any special meeting, not less than 60 days nor more than 90 days prior to the special meeting, unless, in the case of annual meeting, such meeting occurs more than 30 days before or after such anniversary date, or, in the case of a special meeting, such meeting occurs less than 100 days after notice or public disclosure of the date of the special meeting is given or made, in which cases notice will be timely if received not later than the close of business on the tenth day after the day on which notice or public announcement of the date of such meeting was made.
Limits on Ability of Stockholders to Act by Written Consent
Our Second Amended and Restated Certificate of Incorporation provides that our stockholders may not act by written consent. In addition, our Second Amended and Restated Certificate of Incorporation requires that special meetings of stockholders be called only by our board of directors, our chief executive officer, or our president if there is no chief executive officer. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting. This limit on the ability of our stockholders to act by written consent or to call a special meeting may lengthen the amount of time required to take stockholder proposed actions.
Section 203 of the General Corporation Law of the State of Delaware
We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (1) owns 15% or more of a corporation’s voting securities or (2) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve.
DESCRIPTION OF WARRANTS
This description only summarizes the terms of warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which would be provided at the time of such offering. Such warrant agreement, together with the warrant certificate, would be filed with the SEC in connection with the offering of the specific warrants.
We may issue warrants for the purchase of common or preferred stock. Warrants may be issued independently or together with common or preferred stock, and may be attached to or separate from any offered securities.

We may evidence a series of warrants by warrant certificates that we issue under a separate warrant agreement. We may enter into a warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.
The particular terms of any series of warrants will be described in the prospectus supplement relating to the series. Those terms may include:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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the price at which the securities issuable upon exercise of such warrants may be acquired;

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the dates on which the right to exercise such warrants will commence and expire;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of shares of common or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.
Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.
DESCRIPTION OF OUR UNITS
We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer, or exchange of the units; and

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whether the units will be issued in fully registered or global form.

DIVIDEND POLICY
We have never paid cash dividends on our common stock. We currently anticipate that we will retain any earnings for use in the development of our business and do not anticipate paying any cash dividends in the foreseeable future.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, our counsel Ropes & Gray LLP, Boston Massachusetts, will pass upon the validity of the securities offered by this prospectus.
EXPERTS
The consolidated financial statements of Novavax, Inc. appearing in Novavax Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Novavax Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits, and the information incorporated in this prospectus for additional information.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:
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Part III of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019, as amended on April 30, 2019, and our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 11, 2020;

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our Current Reports on Form 8-K, filed with the SEC on January 21, 2020 and March 2, 2020; and

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the description of our common stock contained in the Registration Statement on Form 10 filed with the SEC on September 14, 1995, including any amendments or reports filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:
Investor Relations
Novavax, Inc.
21 Firstfield Road
Gaithersburg, MD 20878
(240) 268-2000
ir@novavax.com
These filings are also made available, free of charge, on our website at www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

6,500,000 Shares
Common Stock

Prospectus Supplement

Joint Book-running Managers
J.P. Morgan
Jefferies
Cowen
Co-Lead Managers
B. Riley Securities
H.C. Wainwright & Co.